Exhibit 99.1

MCEWEN MINING ANNOUNCES KEY ADDITIONS

TO ITS OPERATIONAL TEAM

TORONTO, ONTARIO - (December 17, 2012) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce that it has strengthened its operations team with the recent hiring of Fernando Aguilar, as Operations Manager (Mexico), Luke Willis, as Director Resource Modeling and Nigel Fung, as Director Mine Planning.

“These key additions strengthen our growing operational team as we bring on new production in Mexico and Nevada. I am delighted to welcome Fernando, Luke and Nigel to McEwen Mining. We have large ambitions and our growing management team will enable us to achieve our goals,” stated Rob McEwen, Chief Owner.

These three individuals bring a wealth of experience to McEwen Mining.

Fernando Aguilar prior to joining McEwen Mining, was Goldcorp’s Operations Manager at the Peñasquito mine in Mexico, one of the largest precious metal mines in North America. Fernando performed a key role during both the construction and commissioning of the Peñasquito mine. Prior to his time spent at Peñasquito, he served as the Mine General Manager at Goldcorp’s El Sauzal mine also in Mexico. Prior to joining Goldcorp, Fernando served as Pan American Silver Corp.’s Operational Manager at the Alamo Dorado mine in Mexico. Fernando’s experience will be a tremendous asset for McEwen Mining as the Company completes commissioning of El Gallo Phase 1 and begins construction of Phase 2.

Luke Willis prior to joining McEwen Mining, served as the Resource Geologist at Goldcorp’s Red Lake mine in northwestern Ontario. The Red Lake mine is considered to be the highest grade gold mine in the world. While at Goldcorp, Luke was primarily responsible for reviewing and publishing geological resource estimates for the mine and he worked underground on gold grade reconciliation and mining dilution. Also, Luke served as a Geologist at Barrick Gold’s Hemlo mine in northwestern Ontario. Luke will be responsible for our resource modeling and estimates.

Nigel Fung joins McEwen Mining from Tetra Tech (formerly Wardrop Engineering) where he served as a Consulting Mine Engineer. During his tenure at Tetra Tech, Nigel focused on open pit optimization, life of mine production schedules and capital and operating costs at various projects around the world.  Also, Nigel served as Mine Planning and Project Engineer at IAM Gold’s Rosebel Gold mine in Suriname, which in 2011 produced 385,000 ounces of gold. Nigel will be responsible for our long range mine planning.

McEwen Mining also wanted to take this opportunity to wish its shareholders a Merry Christmas and a Golden New Year!

ABOUT MCEWEN MINING (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by 2015 by creating a high quality, high growth, low-cost, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo complex in Sinaloa, Mexico; the Gold Bar project in Nevada, US; and the Los Azules Copper project in San Juan, Argentina.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this press release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to business integration as a result of the business combination between the Company and Minera Andes, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, property title, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Facebook: www.facebook.com/McEwenRob Twitter: www.twitter.com/McEwenMining	Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com